Exhibit 99.1
Affiliate of Platinum Equity to Acquire American Commercial Lines Inc.
Public Stockholders to Receive $33.00 per Share in Cash; Transaction Valued at $777 Million
JEFFERSONVILLE, IN, Oct 18, 2010 — American Commercial Lines Inc. (NASDAQ: ACLI) (“ACL” or the “Company”), one of the largest and most diversified inland marine transportation and service companies in the United States, today announced that it has entered into a definitive merger agreement to be acquired by an affiliate of Platinum Equity, in a transaction with an enterprise value of approximately $777 million. ACL’s Board of Directors, acting on the unanimous recommendation of a Special Committee of independent directors, approved the agreement and has recommended the approval of the transaction to ACL’s stockholders.
Under the terms of the agreement, ACL stockholders, other than GVI Holdings, Inc. and certain of its affiliates (“GVI”), will receive $33.00 in cash for each share of ACL common stock they hold. GVI will receive $31.25 in cash for each share of ACL common stock it holds if the transaction closes before December 31, 2010 and $33.00 per share thereafter. GVI has entered into a Voting Agreement to support the transaction.
“Following thorough analysis by a Special Committee of independent directors, our Board of Directors has determined that this transaction offers the best value for our stockholders,” said Clayton Yeutter, chairman of the board.
“ACL is a strong company with a dedicated team that has made significant improvements over the past two and a half years,” said Mike Ryan, ACL president and chief executive officer. “We are optimistic that this progress, coupled with Platinum Equity’s financial resources and experience in operations, will position ACL to continue executing our strategic initiatives.”
“ACL has a rich heritage and a strong market position,” said Louis Samson, the Platinum Equity principal who is leading the ACL acquisition. “ACL is a great fit for Platinum Equity. We share the company’s commitment to safety, customer service, innovation, and integrity. We look forward to working closely with Mike Ryan and his management team, as well as all of the ACL employees, and customers.”
The transaction is subject to customary closing conditions, including the expiration or earlier termination of the Hart-Scott Rodino waiting period and the approval of ACL’s stockholders, but is not subject to any condition with regard to the financing of the transaction. Financing consists of a combination of equity contributed by Platinum Equity and debt financing provided by Wells Fargo Capital Finance, LLC. ACL expects the transaction to close in the fourth quarter of 2010. ACL intends to keep the Company’s existing senior secured notes outstanding and will comply with the indenture governing the notes, including making any required offer to purchase the notes upon a change of control.
Under the terms of the merger agreement, ACL may solicit acquisition proposals from third parties for a period of 40 calendar days continuing through November 27, 2010. It is not anticipated that any developments will be disclosed with regard to this process unless ACL’s Board of Directors makes a decision with respect to a potential superior proposal. There are no guarantees that this process will result in a superior proposal.

BofA Merrill Lynch is serving as financial advisor to ACL. Hogan Lovells US LLP is serving as legal counsel to ACL and Richards, Layton & Finger, P.A. is serving as legal counsel to the Special Committee of ACL’s Board of Directors. Latham & Watkins LLP is serving as legal counsel to Platinum Equity.
About American Commercial Lines Inc.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana, is an integrated marine transportation and service company operating in the United States Jones Act trades, with approximately $850 million in revenues and approximately 2,570 employees as of December 31, 2009. For more information about American Commercial Lines Inc., visit www.aclines.com.
About Platinum Equity
Platinum Equity is a global M&A&O(R) firm specializing in the merger, acquisition and operation of companies that provide services and solutions to customers in a broad range of business markets, including information technology, telecommunications, logistics, metals services, manufacturing and distribution. Since its founding in 1995 by Tom Gores, Platinum Equity has completed over 100 acquisitions with more than $27.5 billion in aggregate annual revenue at the time of acquisition. For more information, go to www.platinumequity.com.
Important Additional Information will be Filed with the SEC
In connection with the proposed transaction, American Commercial Lines Inc. will file or furnish relevant documents, including a proxy statement, concerning the proposed transaction with the SEC. Investors and stockholders of American Commercial Lines Inc. are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about American Commercial Lines Inc. and the proposed transaction. The final proxy statement will be mailed to the company’s stockholders.
Investors and stockholders may obtain a free copy of the proxy statement and any other relevant documents filed or furnished by American Commercial Lines Inc. with the SEC (when available) at the SEC’s Web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by American Commercial Lines Inc. by contacting American Commercial Lines Inc. by e-mail at aclinesinvestor@aclines.com or by phone at 800-842-5491 or by going to the investor relations portion of American Commercial Lines Inc.’s website, www.aclines.com.
American Commercial Lines Inc. and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from American Commercial Lines Inc. stockholders in respect of the proposed transaction. Information about the directors and executive officers of American Commercial Lines Inc. and their respective interests in American Commercial Lines Inc. by security holdings or otherwise is set forth in its proxy statement for the 2010 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2010 and its Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC on March 10, 2010. Stockholders may obtain additional information regarding the interests of American Commercial Lines Inc. and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC. Each of these documents is, or will be, available as described above.
Forward-Looking Statements
This press release contains certain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend(s)” and similar expressions are intended to identify such forward-looking statements. These statements include, but are not limited to, the expected timing of the acquisition; the ability of Platinum Equity and ACL to close the acquisition; and statements regarding future performance. All of such information and statements are subject to certain risks and uncertainties, the effects of which are difficult to predict and generally beyond the control of American Commercial Lines Inc., that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: (i) uncertainties associated with the acquisition of the Company by Platinum Equity, LLC, (ii) uncertainties as to the timing of the merger; (iii) failure to receive approval of the transaction by the stockholders of American Commercial Lines Inc.; (iv) the ability of the parties to satisfy closing conditions to the transaction, including the receipt of regulatory approvals; (v) changes in economic, business, competitive, technological and/or regulatory factors; and (vi) those risks identified and discussed by American Commercial Lines Inc. in its filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither Platinum Equity, LLC nor American Commercial Lines Inc. undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in American Commercial Lines Inc.’s SEC periodic and interim reports, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Report on Forms 10-Q for the fiscal quarters ended March 31 and June 30, 2010 and Current Reports on Form 8-K filed from time to time by American Commercial Lines. Inc. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.
Contact:
David T. Parker
Vice President, Investor Relations
and Corporate Communications
(800) 842-5491